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                                                                   EXHIBIT 10.24

                                Loan Contract

Party A: Kid Castle Educational Software Development Co., Ltd.

Party B: 21st Century Publishing House

For the purpose of loan, Party A and Party B entered this contract, which shall be abided by both parties.

Article 1 Sum of the Loan

Party A agrees to provide an interest-free loan with a sum of RMB ONE MILLION YUAN ONLY to party B. Party A shall remit the loan aforesaid to the bank account specified by party B (account name is 21st Century Publishing House, open bank: China Merchants Bank Beijing Xilu Branch, account No.:
68414181228813-10001).

Article 2 Life of Loan

The life of the loan shall be six months from November 28th 2003 to May 27 2004.

Article 3 Loan Repayment

The loan under this contract shall be fully repaid in one lump sum within 30 working days after the term of the loan is expired. The repayment of the loan can be deferred only after it is agreed to in writing by party A. Incase Party B fails to repay the loan within aforesaid time limit, Party B shall irrevocably commit it self herein to transfer 40% of its shares (or capital rights) in the planned Jiangxi 21st Century Kid Castle Culture Media Company to Party A as an equivalent value of the repayment to the aforesaid loan.

Article 4 Liability for Breach of Contract

In case party B does not use the loan in the field as agreed between both
parties, it shall pay a penalty of      to party A.

Article 5 Dispute Settlement

Any dispute that may occur between parties during implementation of the contract shall be settled through consultation, in case it is unable to be settled between both parties through consultation, any party can bring the case to Shanghai Arbitration Committee for arbitration, both parties agree to abide by the arbitration rules and obey the verdict of the arbitration.

Article 6 Effectiveness , amendment and release of Contract

This contract shall be released from the time when the loan including the principal and interests and the possible penalty have been cleared off.

Through consultation between both parties, this contract can be changed or released.

This contract shall become effective after signed and stamped by both parties. This contract is in duplicate, and each party holds one copy.

Party A (signature): Kid Castle Educational Software Development Co.,
Ltd.
Date: November 25th 2003

Party B (Stamp): 21st Century Publishing House
Representative (signature):
Date: